Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:      Kevin J. Goodwin

Vice President and Treasurer

irelations@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS RECORD FINANCIAL RESULTS

FOR FIRST QUARTER 2015

Announces Increase in Cash Distribution

HOUSTON, May 1, 2015 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the first quarter of 2015.  Buckeye reported income from continuing operations for the first quarter of 2015 of $112.0 million compared to income from continuing operations for the first quarter of 2014 of $101.5 million.

Adjusted EBITDA (as defined below) from continuing operations for the first quarter of 2015 was $212.9 million, which represents record first quarter Adjusted EBITDA for Buckeye and compares to $188.6 million for the first quarter of 2014.

Income from continuing operations attributable to Buckeye’s unitholders was $0.88 per diluted unit for the first quarter of 2015 compared to $0.87 per diluted unit for the first quarter of 2014.  The diluted weighted average number of units outstanding in the first quarter of 2015 was 127.6 million compared to 115.8 million in the first quarter of 2014.

“We are extremely pleased with our record first quarter financial results,” stated Clark C. Smith, Chairman, President and Chief Executive Officer.  “These results demonstrate the stability of cash flows generated by our diversified portfolio of assets and our ability to deliver strong financial results even in volatile pricing environments.  Our commercial teams were able to capitalize on strong customer demand, particularly in crude oil, to increase utilization and drive rate increases across our storage assets.  In addition, we saw strong pipeline and terminal throughput volumes during the quarter, which offset the adverse impact of lower commodity prices on settlement revenue and butane blending margins.  Our Merchant Services segment also continues to demonstrate positive momentum from improved focus and discipline on inventory management as well as strong rack margins and positive market conditions.”

“Our results also benefited during the quarter from the incremental contributions from our interest in the Buckeye Texas Partners assets in Corpus Christi and the Eagle Ford play in Texas.  We continue to make progress on the construction of the new condensate splitter as well as refrigerated LPG storage capacity at our Texas processing facility, both of which we expect to be operational in the third quarter of 2015. We expect condensate and naphtha storage currently under construction at our Texas hub facility to be in service in late 2015.  We remain focused on successfully completing these significant capital projects safely and on-schedule,” continued Mr. Smith.

“Buckeye also previously announced successful open seasons for our Michigan/Ohio Pipeline Expansion Project as well as our Cross Town Pipeline Project.  These projects demonstrate our business strategy to leverage and expand our current asset base while addressing customer needs for logistic services,” said Mr. Smith.

Distributable cash flow (as defined below) from continuing operations for the first quarter of 2015 was $155.7 million compared to $131.8 million for the first quarter of 2014.  Distribution coverage was 1.06 times for the first quarter of 2015.

Cash Distribution.  Buckeye also announced today that its general partner declared a cash distribution of $1.15 per limited partner unit (“LP Unit”) for the quarter ended March 31, 2015.  The distribution will be payable on May 18, 2015 to unitholders of record on May 11, 2015.  This cash distribution represents a 4.5 percent increase over the $1.10 per LP Unit distribution declared for the first quarter of 2014.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Conference Call.  Buckeye will host a conference call with members of executive management today, May 1, 2015, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://edge.media-server.com/m/p/nj383xjo ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226.  A replay will be archived and available at this link through June 30, 2015, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 25366123.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products.  Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered with approximately 6,000 miles of pipeline and more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across our portfolio of pipelines, inland terminals and an integrated network of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean.  Buckeye has a controlling interest in a company with a vertically integrated system of marine midstream assets in Corpus Christi and the Eagle Ford play in Texas.  Buckeye’s flagship marine terminal, BORCO, is in The Bahamas and is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products.  Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil, refined petroleum products, and other commodities, and to offer its customers connectivity to some of the world’s most important bulk storage and blending hubs.  Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals.  Finally, Buckeye also operates and/or maintains third-party pipelines under agreements with major oil and gas, petrochemical and chemical companies, and performs certain engineering and construction management services for third parties.  More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) our inability to realize the expected benefits of the Buckeye Texas Partners transaction, and (xi) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Product sales	$740,218	$1,677,742
Transportation, storage and other services	347,882	314,087
Total revenue	1,088,100	1,991,829

Costs and expenses:
Cost of product sales	717,539	1,665,379
Operating expenses	142,365	124,829
Depreciation and amortization	53,776	42,991
General and administrative	22,618	17,357
Total costs and expenses	936,298	1,850,556

Operating income	151,802	141,273

Other income (expense):
Earnings from equity investments	2,134	1,266
Interest and debt expense	(41,709)	(41,213)
Other income	33	136
Total other expense, net	(39,542)	(39,811)

Income from continuing operations before taxes	112,260	101,462
Income tax (expense) benefit	(239)	77
Income from continuing operations	112,021	101,539
Loss from discontinued operations	(857)	(10,042)
Net income	111,164	91,497
Less: Net loss (income) attributable to noncontrolling interests	447	(1,029)
Net income attributable to Buckeye Partners, L.P.	$111,611	$90,468

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.89	$0.87
Discontinued operations	(0.01)	(0.09)
Total	$0.88	$0.78

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.88	$0.87
Discontinued operations	(0.01)	(0.09)
Total	$0.87	$0.78

Weighted average units outstanding:
Basic	127,175	115,319
Diluted	127,607	115,796

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Pipelines & Terminals	$225,256	$218,539
Global Marine Terminals	120,984	88,769
Merchant Services	740,160	1,678,302
Development & Logistics	18,849	16,832
Intersegment	(17,149)	(10,613)
Total revenue	$1,088,100	$1,991,829

Total costs and expenses: (1)
Pipelines & Terminals	$122,010	$113,759
Global Marine Terminals	83,589	59,110
Merchant Services	733,305	1,676,273
Development & Logistics	14,543	12,027
Intersegment	(17,149)	(10,613)
Total costs and expenses	$936,298	$1,850,556

Depreciation and amortization:
Pipelines & Terminals	$17,275	$17,402
Global Marine Terminals	34,878	23,597
Merchant Services	1,196	1,505
Development & Logistics	427	487
Total depreciation and amortization	$53,776	$42,991

Operating income:
Pipelines & Terminals	$103,246	$104,780
Global Marine Terminals	37,395	29,659
Merchant Services	6,855	2,029
Development & Logistics	4,306	4,805
Total operating income	$151,802	$141,273

Adjusted EBITDA from continuing operations:
Pipelines & Terminals	$125,551	$126,720
Global Marine Terminals	74,418	53,703
Merchant Services	8,442	3,133
Development & Logistics	4,499	5,068
Adjusted EBITDA from continuing operations	$212,910	$188,624

Capital additions, net: (2)
Pipelines & Terminals	$46,433	$58,877
Global Marine Terminals	87,342	50,777
Merchant Services	115	33
Development & Logistics	134	79
Total segment capital additions, net	134,024	109,766
Natural Gas Storage disposal group	—	98
Total capital additions, net	$134,024	$109,864

Summary of capital additions, net: (2)
Maintenance capital expenditures	$19,430	$18,704
Expansion and cost reduction	114,594	91,160
Total capital additions, net	$134,024	$109,864

	March 31,	December 31,
	2015	2014
Key Balance Sheet Information:
Cash and cash equivalents	$2,203	$8,208
Long-term debt, total (3)	3,489,268	3,388,986

(1) Includes depreciation and amortization.

(2) Amounts exclude accruals for capital expenditures.

(3) Includes long-term debt portion of Buckeye Partners L.P. Credit Facility of $100.0 million as of March 31, 2015.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	695.0	656.7
Jet fuel	336.9	305.6
Middle distillates (1)	413.6	405.0
Other products (2)	27.5	31.1
Total pipelines throughput	1,473.0	1,398.4
Terminals:
Products throughput	1,195.9	1,122.4

Pipeline average tariff (cents/bbl)	83.7	83.1

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (3)	93%	85%

Merchant Services (in millions of gallons):
Sales volumes	424.7	569.0

(1)         Includes diesel fuel and heating oil.

(2)         Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(3)         Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are 80% and 72% for the three months ended March 31, 2015 and 2014, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Income from continuing operations	$112,021	$101,539
Less: Net loss (income) attributable to noncontrolling interests	447	(1,029)
Income from continuing operations attributable to Buckeye Partners, L.P.	112,468	100,510
Add: Interest and debt expense	41,709	41,213
Income tax expense (benefit)	239	(77)
Depreciation and amortization (1)	53,776	42,991
Non-cash unit-based compensation expense	5,086	3,122
Acquisition and transition expense	2,400	3,633
Less: Amortization of unfavorable storage contracts (2)	(2,768)	(2,768)
Adjusted EBITDA from continuing operations	$212,910	$188,624
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(37,493)	(38,273)
Income tax (expense) benefit, excluding non-cash taxes	(239)	77
Maintenance capital expenditures	(19,430)	(18,633)
Distributable cash flow from continuing operations	$155,748	$131,795

Distributions for coverage ratio (3)	$147,018	$128,046

Coverage ratio from continuing operations	1.06	1.03

(1)         Includes 100% of the depreciation and amortization expense of $11.7 million for Buckeye Texas for the three months ended March 31, 2015.

(2)         Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(3)         Represents cash distributions declared for LP Units outstanding as of each respective period.  Amount for 2015 reflects estimated cash distributions for LP Units for the quarter ended March 31, 2015.